As filed with the Securities and Exchange Commission on June 28, 2016

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATA Inc.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1/F East Gate, Building No. 2, Jian Wai Soho,

No. 39 Dong San Huan Zhong Road,

Chao Yang District, Beijing 100022, China

(Address, Including Zip Code, of Principal Executive Offices)

ATA Inc. 2008 Employee Share Incentive Plan

(Full Title of the Plan)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 894-8940

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

David Roberts, Esq.

O’Melveny & Myers LLP

37th Floor, Yin Tai Center, Office Tower

2 Jian Guo Men Wai Avenue

Beijing 100022, China

+86-10-6563-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer☐	Accelerated filer☐

Non-accelerated filer☒	Smaller reporting company☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, $0.01 par value per share, issuable under the ATA Inc. 2008 Employee Share Incentive Plan	336,307shares(1)(2)	$2.49(3)	$837,404(3)	$84.33

(1)

This Registration Statement covers, in addition to the number of common shares of ATA Inc., a Cayman Islands corporation (the “Company” or the “Registrant”), par value $0.01 per share (the “Common Shares”), stated above, options and other rights to purchase or acquire the Common Shares covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the ATA Inc. 2008 Employee Share Incentive Plan (the “2008 Plan”) as a result of one or more adjustments under the 2008 Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

These Common Shares may be represented by the Registrant’s ADSs, each of which represents two Common Shares.  The Registrant’s ADSs issuable upon deposit of the Common Shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-148641) filed on January 14, 2008, and any other amendment or report filed for the purpose of updating such statement.

(3)

Pursuant to Securities Act Rule 457(h)(1), the maximum aggregate offering price with respect to the 2008 Plan is calculated as the product of 336,307 Common Shares issuable or reserved under the 2008 Plan multiplied by the average of the high and low prices for the Registrant’s Common Shares represented by American Depositary Shares as reported on the NASDAQ Global Market on June 24, 2016.

The Exhibit Index for this Registration Statement is at page 6.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.                                    Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)                   The Company’s Registration Statements on Form S-8, filed with the Commission on April 17, 2008 (Commission File No. 333-150287), February 23, 2009 (Commission File No. 333-157463), August 13, 2010 (Commission File No. 333-168810), September 1, 2011 (Commission File No. 333-176608), July 6, 2012 (Commission File No. 333-182558), July 5, 2013 (Commission File No. 333-189820), July 3, 2014 (Commission File No. 333-197225) and July 31, 2015 (Commission File No. 333-205970);

(b)                   The Company’s Annual Report on Form 20-F for its fiscal year ended March 31, 2016, filed with the Commission on June 24, 2016 (Commission File No. 001-33910); and

(c)                    The description of the Company’s Common Shares and ADSs contained in the Company’s Registration Statement on Form 8-A (Commission File No. 001-33910), originally filed with the Commission on January 10, 2008 and as subsequently amended.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.                                    Interests of Named Experts and Counsel

Not applicable.

Item 8.                                    Exhibits

See the attached Exhibit Index at page 6, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on June 28, 2016.

ATA Inc.

By:	/s/ Kevin Xiaofeng Ma
Kevin Xiaofeng Ma
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kevin Xiaofeng Ma as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin Xiaofeng Ma	Chairman of the Board and Chief Executive Officer	June 28, 2016
Kevin Xiaofeng Ma	(Principal Executive Officer)

/s/ Shelly Jiang	Interim Chief Financial Officer	June 28, 2016
Shelly Jiang	(Principal Financial and Accounting Officer)

/s/ Andrew Yan	Director	June 28, 2016
Andrew Yan

/s/ Zhilei Tong	Director	June 28, 2016
Zhilei Tong

/s/ Hope Ni	Director	June 28, 2016
Hope Ni

/s/ Alec Tsui	Director	June 28, 2016
Alec Tsui

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in Newark, Delaware on June 28, 2016.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1

ATA Inc. 2008 Employee Share Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-1 filed with the Commission on January 8, 2008 (registration number 333-148512)).

5.1	Opinion of Conyers Dill & Pearman (opinion re legality).

23.1	Consent of KPMG Huazhen LLP.

23.2	Consent of KPMG.

23.3	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).